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                                                                     EXHIBIT 4.1

                                                                       EXHIBIT A

                                 CITIZENS, INC.

                            AMENDMENT TO STATE SERIES

      Citizens, Inc., a Colorado corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Colorado Business Corporation Act, hereby certifies to the Secretary of State of Colorado that:

      FIRST:  The name of the Corporation is Citizens, Inc.

      SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article III of the Restated and Amended Articles of Incorporation of the Corporation, the Board of Directors has, by resolution duly adopted on June 1, 2004, duly authorized two series of Preferred Stock designated the Series A-1 Senior Convertible Preferred Stock and Series A-2 Senior Convertible Preferred Stock.

      THIRD: A description of such "Series A-1 Senior Convertible Preferred Stock" and "Series A-2 Senior Convertible Preferred Stock," including the preferences, conversion rights, powers, restrictions, limitations, qualifications, terms and conditions, all as set by the Board of Directors of the Corporation, is as follows:

      1. Designation, Amount and Stated Value. The following two (2) series of preferred stock shall be designated as (i) the Corporation's Series A-1 Senior Convertible Preferred Stock (the "SERIES A-1 PREFERRED STOCK"), and the number of shares so designated shall be 25,000 and (ii) the Corporation's Series A-2 Senior Convertible Preferred Stock (the "SERIES A-2 PREFERRED STOCK"), and the number of shares so designated shall be 5,000. The Series A-1 Preferred Stock and Series A-2 Preferred Stock shall rank pari passu with respect to priority on liquidation and with respect to dividends. The Series A-1 Preferred Stock and Series A-2 Preferred Stock are sometimes collectively referred to as the "Series A Preferred Stock." The "Stated Value" for each share of Series A-1 Preferred Stock equals the sum of (i) $500 plus (ii) any amounts delivered to the Corporation in respect of such share pursuant to Section 12 hereof, plus
(iii) any amount added to the Stated Value pursuant to Section 2(d) of the Registration Rights Agreement. The "Stated Value" for each share of Series A-2 Preferred Stock equals the sum of (i) $1,000 plus (ii) any amount added to the Stated Value pursuant to Section 2(d) of the Registration Rights Agreement.

      2. Definitions. In addition to the terms defined elsewhere in this Amendment to State Series, (a) the terms set forth in Exhibit A hereto have the meanings indicated therein, and (b) the following terms have the meanings indicated:

            "COMMON STOCK" means the Class A Common Stock of the Corporation.

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            "CONVERSION PRICE" means the Initial Conversion Price, as adjusted pursuant to this Amendment to State Series.

            "EQUITY CONDITIONS" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holders and may be sold by the Holders pursuant to an effective Underlying Shares Registration Statement or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 18 hereof or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred; (vi) unless the Corporation has obtained shareholder approval in accordance with the rules and regulations of its Trading Market, the aggregate amount of Common Stock issued to the Purchasers (taking into account the current contemplated issuance of Common Stock) is less than 6,986,734 shares; (vii) the Corporation is not in default with respect to any material obligation hereunder or under any other Transaction Document; and (viii) none of the following events have occurred and are continuing (A) an event constituting a Triggering Event or (B) an event that with the passage of time and without being cured would constitute a Triggering Event other than a pending, proposed or intended Change of Control. For the purposes of this definition, shares of Series A-2 Preferred that are not outstanding shall be deemed to have a conversion price of $7.00 (as adjusted for stock dividends, stock splits, stock combinations or other similar events).

            "HOLDER" means any holder of Series A Preferred Stock.

            "INITIAL CONVERSION PRICE" means, (x) in the case of the Series A-1 Preferred Stock, $7.24 (as adjusted for stock dividends, stock splits, stock combinations or other similar events) and (y) in the case of shares of the Series A-2 Preferred Stock, 110% of the arithmetic average of the Volume Weighted Average Prices of Common Stock for the thirty (30) consecutive Trading Days immediately prior to the exercise date of the relevant Additional Units (not including such exercise date) pursuant to which such shares of Series A-2 Preferred Stock are issued, but in no event shall the Initial Conversion Price of any share of the Series A-2 Preferred Stock be greater than $11.50 per share or lower than $7.00 per share (in each case, as adjusted for stock dividends, stock splits, stock combinations or other similar events).

            "JUNIOR SECURITIES" means the Common Equity and all other equity or equity equivalent securities of the Corporation.

            "ORIGINAL ISSUE DATE" means the date of the first issuance of any shares of the Series A-1 Preferred Stock or of a particular share of Series A-2 Preferred Stock, as applicable, regardless of the number of transfers of any particular shares of such Series A Preferred Stock and regardless of the number of certificates that may be issued to evidence such Series A Preferred Stock.

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            "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of July __, 2004, among the Corporation and the original purchasers of the Series A Preferred Stock.

      3.    Dividends.

            (a) Each Holder shall be entitled to receive, out of funds legally available therefor, and the Corporation shall pay, cumulative dividends on the Series A Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 4% per annum, payable quarterly in arrears commencing on September 30, 2004 and thereafter on each December 31, March 31, June 30 and September 30, and on the Mandatory Redemption Date, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a "DIVIDEND PAYMENT DATE"). Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date for the applicable shares of Series A Preferred Stock and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

            (b) Subject to the conditions and limitations set forth below, the Corporation shall pay required dividends in Common Stock, except to the extent specifically provided in Section 3(c) below (in which case such dividends shall be paid in cash).

            (c) Notwithstanding Section 3(b) hereof, the Corporation may not pay dividends by issuing Common Stock (and shall pay such dividends in cash) unless, at such time, (i) the Equity Conditions are satisfied (or waived in writing by the applicable Holder) with respect to such Common Stock dividend shares and all of the Underlying Shares issuable upon conversion in full of all the outstanding Series A Preferred Stock and upon and giving effect to the exercise of all outstanding Warrants (assuming the full exercise of all rights thereunder and without giving effect to any limitations on conversion or exercise contained therein); provided that the cumulative dividends payable on September 30, 2004 may be paid by issuing Common Stock notwithstanding that clause (ii) of the definition of Equity Conditions may not be satisfied on such date, and (ii) the arithmetic average of the Closing Prices for the five (5) Trading Days preceding the Dividend Payment Date is greater than $4.00 (as adjusted for any stock split, stock dividend, stock combination or other similar transactions occurring after the Original Issue Date of the Series A-1 Preferred Stock).

            (d) So long as 1,000 or more shares of Series A Preferred Stock are outstanding, (i) neither the Corporation nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities, Debt or set aside any monies for such a redemption, purchase or other acquisition of Junior Securities or Debt, and (ii) the Corporation shall not pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock, and only at such times as the Corporation is in compliance with its payment and other obligations hereunder.

            (e) The number of shares of Common Stock to be issued to each Holder as such dividend shall be (i) determined by dividing the total dividend then payable to such Holder

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by the Dividend Conversion Price (as defined below) as of the applicable
Dividend Payment Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 3(f) below. The term "DIVIDEND CONVERSION PRICE" with respect to each series of Series A Preferred Stock, shall mean 95% of the arithmetic average of the Volume Weighted Average Prices of Common Stock for the fifteen (15) consecutive Trading Days immediately prior to the applicable Dividend Payment Date (not including such date), as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such fifteen (15) Trading Day period.

            (f) The Corporation shall, on or before the third Trading Day following the applicable Dividend Payment Date, (i) issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or
(ii) at all times after the Holder has notified the Corporation that this clause
(ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission System.

      4. Registration of Series A Preferred Stock. The Corporation shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the "SERIES A PREFERRED STOCK REGISTER"), in the name of the record Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

      5. Registration of Transfers. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

      6.    Liquidation.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "LIQUIDATION EVENT"), the Holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities or Permitted Subordinated Debt by reason of their ownership thereof, an amount per share in cash equal to the Stated Value for each share of Series A Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus all accrued but unpaid dividends on such share of Series A Preferred Stock as of the date of such event (the "SERIES A STOCK LIQUIDATION PREFERENCE"). If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such Holders of the full Series A Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of

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the Series A Preferred Stock in proportion to the aggregate Series A Stock
Liquidation Preference that would otherwise be payable to each of such Holders.

            (b) In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this
Section 6, if assets or surplus funds remain in the Corporation, the holders of the Common Stock shall share ratably in all remaining assets of the Corporation, based on the number of shares of Common Stock then outstanding.

            (c) The Corporation shall provide written notice of any Liquidation Event or Change of Control to each record Holder not less than forty-five (45) days prior to the payment date or effective date thereof, provided that such information shall be made known to the public prior to or in connection with such notice being provided to the Holders. At the request of any Holder, which must be delivered prior to the effective date of a Change of Control (or, if later, within five (5) Trading Days after such Holder receives notice of such Change of Control from the Corporation), such Change of Control will be treated as a Liquidation Event with respect to such Holder for the purposes of this Section 6.

            (d) In the event that, immediately prior to the closing of a Liquidation Event the cash distributions required by subsection 6(a) have not been made, the Corporation shall forthwith either:

                  (i) cause such closing to be postponed until such time as such cash distributions have been made, or

                  (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice by the Corporation required under subsection 6(c).

      7.    Conversion.

            (a) Conversion at Option of Holder. At the option of any Holder, any Series A Preferred Stock held by such Holder may be converted into Common Stock based on the applicable Conversion Price then in effect for such share of Series A Preferred Stock. A Holder may convert Series A Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the applicable Original Issue Date, by delivering to the Corporation a Conversion Notice, in the form attached as Exhibit B hereto, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a "CONVERSION DATE."

            (b) Conversion at Option of Corporation. If, at any time following the date that is seven (7) months after the applicable Original Issue Date of such share of Series A Preferred Stock, the Closing Price for each of any twenty-five (25) consecutive Trading Days exceeds 135% of the applicable Initial Conversion Price (as adjusted for any stock dividend, stock split, stock combination or other similar transaction) (the "THRESHOLD PRICE"), the Corporation may require the Holders to convert all shares of the applicable Series A Preferred

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Stock into Common Stock based on the applicable Conversion Price then in effect for such shares of Series A Preferred Stock. The Corporation may require a conversion pursuant to this paragraph by delivering an irrevocable written notice of such election to the Holders within three Trading Days following the occurrence of such event, and the fifteenth Trading Day after the delivery of such notice will be the "CONVERSION DATE" for such required conversion. Notwithstanding the foregoing, the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless from the beginning of such period of twenty-five (25) consecutive Trading Days through the Conversion Date, (i) the Holder shall have been permitted to increase the Stated Value of the Series A Preferred Stock as provided in Section 12(b) hereof, (ii) the Closing Price for each of the Trading Days in such period exceeds the Threshold Price and (iii) the Equity Conditions are satisfied (or waived in writing by the applicable Holder) with respect to all of the Underlying Shares issuable upon conversion in full of all outstanding Series A Preferred Stock and upon and giving effect to the full exercise of all Warrants (without regard to any limitation on conversion or exercise or issuance, as applicable, of shares of Common Stock).

      8.    Mechanics of Conversion.

            (a) The number of Underlying Shares issuable upon any conversion of any share of Series A Preferred Stock hereunder shall equal (i) the Stated Value of such share of Series A Preferred Stock to be converted, divided by the Conversion Price for such share on the Conversion Date, plus (ii) the amount of any accrued but unpaid dividends on such share of Series A Preferred Stock through the Conversion Date, divided by the applicable Dividend Conversion Price on the Conversion Date.

            (b) Upon conversion of any share of Series A Preferred Stock, the Corporation shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends unless a registration statement covering the resale of the Underlying Shares and naming the Holder as a selling stockholder thereunder is not then effective and such Underlying Shares are not then freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. The Corporation shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through the DTC or another established clearing corporation performing similar functions, and shall issue such Underlying Shares in the same manner as dividend payment shares are issued pursuant to Section 3(f) above.

            (c) A Holder shall not be required to deliver the original certificate(s) evidencing the Series A Preferred Stock being converted in order to effect a conversion of such Series A Preferred Stock. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original certificate(s) and issuance of a new certificate evidencing the remaining shares of Series A Preferred Stock. Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series A Preferred Stock.

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            (d)   The Corporation's obligations to issue and deliver Underlying
Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

            (e) Special Adjustment of Conversion Price. Subject to the following sentence, in the event that the redemption rights described in Section 9(a)(i) below are exercised and the Holder Redemption Price is not paid in full on or prior to the Holder Redemption Date, the Conversion Price of the Series A Preferred Stock which was to be redeemed under the Holder Redemption Notice will be adjusted (the "ADJUSTED CONVERSION PRICE") to equal the arithmetic average of the Volume Weighted Average Prices of the Common Stock for the 10 consecutive Trading Days immediately prior to the applicable Holder Redemption Date (as defined in Section 9(a)(i)); provided that if the payment of the applicable Holder Redemption Price is deferred pursuant to Section 9(a)(ii) below then the Adjusted Conversion Price shall equal the lower of the arithmetic average of the Volume Weighted Average Prices of the Common Stock for the 10 consecutive Trading Days immediately prior to (i) the Holder Redemption Date, (ii) the date that is 30 days after the Holder Redemption Date or (iii) on any date later than the Holder Redemption Date, but not later than the date such Holder Redemption Price is paid; provided, further, that if any Holder elects to convert any Series A Preferred Stock held by such Holder after the Holder Redemption Date but prior to either of the dates set forth in clauses (ii) or (iii) of this
Section 8(e), the Adjusted Conversion Price shall be lowest then determinable pursuant to this Section 8(e). Notwithstanding the foregoing, no adjustment pursuant to this Section 8(e) shall have the effect of (i) increasing the Conversion Price or (ii) decreasing the Conversion Price below $4.00 (as adjusted for any stock split, stock dividend, stock combination or other similar transactions occurring after the Original Issue Date of the Series A-1 Preferred Stock). Nothing contained in this paragraph shall in any manner limit or otherwise affect (i) the obligation of the Corporation to pay the redemption price as provided in Section 9 below, or (ii) any other rights and remedies of the holders of Series A Preferred Stock.

      9.    Redemption Rights.

            (a)   Holders Redemption Rights.

                        (i) If (x) the arithmetic average of the Closing Prices for any forty-two (42) Trading Days occurring after the Original Issuance Date of the applicable share of Series A Preferred Stock, including a period of not less than five (5) consecutive Trading Days, is less than $5.50 or (y) at any time while any shares of Series A Preferred Stock are outstanding, the Corporation or any Subsidiary issues Common Stock or Common Stock Equivalents (other than Excluded Stock as described in clause (D) of the definition of Excluded Stock) at an effective net price to the Corporation per share of Common Stock less $7.00 per share (as adjusted for stock dividends, stock splits, stock combinations or

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            other similar events), then in each case the Holders of Series A
            Preferred Stock, upon at least ten (10) Trading Days advance notice (the "HOLDER REDEMPTION NOTICE") to the Corporation, shall have the right to require the Corporation to redeem up to that number of shares of Series A Preferred Stock held by such Holder as is set forth in the applicable Holder Redemption Notice (subject to the limitations set forth below) at a redemption price per share (the "HOLDER REDEMPTION PRICE") equal to the Stated Value of such shares of Series A Preferred Stock to be redeemed plus all accrued but unpaid dividends thereon to the date of payment. Each Holder Redemption Notice will specify the effective date of the redemption, which must be a Trading Day at least ten (10) Trading Days after the date such Holder Redemption Notice is delivered (each such date a "HOLDER REDEMPTION DATE"). Notwithstanding the foregoing, the Holder Redemption Rights provided in clause (x) of this Section 9(a)(i) may only be exercised (1) following the date that is seven (7) months after the Original Issue Date of the Series A-1 Preferred Stock and
            (2) in any three (3) month period thereafter, may only be exercised by a holder with respect to a maximum of its pro rata share of one-third of the aggregate number of shares of Series A Preferred Stock that have been issued prior to the date of the applicable Holder Redemption Notice (without giving effect to any prior redemption or conversion of such shares); provided that to the extent such Holder Redemption Rights are not exercised during any such three (3) month period, the aggregate number of shares of Series A Preferred Stock which may be redeemed during a subsequent three (3) month period shall include all shares of Series A Preferred Stock that could have previously been redeemed during any prior three (3) month period (i.e., following the date that is fourteen (14) months after the Original Issue Date of the Series A-1 Preferred Stock a holder may redeem up to its pro rata share of the aggregate number of shares of Series A Preferred Stock that have been issued prior to the date of the applicable Holder Redemption Notice). In addition, the redemption rights described in clause (x) of this Section 9(a)(i) shall terminate immediately as to a particular share of Series A Preferred Stock upon such date as (I) the arithmetic average of the Closing Prices for any twenty-five
            (25) consecutive Trading Days occurring after the Original Issuance Date of the applicable share of Series A Preferred Stock exceeds one hundred and thirty percent (130%) of the Initial Conversion Price of such share of Series A Preferred Stock and (II) the Equity Conditions were satisfied (or waived in writing by the applicable Holder) on each Trading Day during such twenty-five (25) consecutive Trading Day period with respect to all of the Underlying Shares issuable upon conversion in full of all outstanding Series A Preferred Stock and upon and giving effect to the full exercise of all Warrants (without regard to any limitation on conversion or exercise or issuance, as applicable, of shares of Common Stock).

                        (ii) Within five (5) Trading Days of receipt of a Holder Redemption Notice, the Corporation will deliver written notice to each Holder of Series A Preferred Stock (each, a "CORPORATION NOTICE"), confirming the Holder Redemption Date and the applicable Holder Redemption Price. The Corporation must indicate in the Corporation Notice the manner in which it intends to pay the Holder Redemption Price, which may be entirely in cash or entirely in shares of

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            Common Stock or a combination thereof, provided that the Corporation shall have specified in writing the amount of each. If the Corporation fails to provide in a Corporation Notice the manner in which payment shall be made prior to the fifth Trading Day following receipt of the Holder Redemption Notice, the Holder Redemption
            Notice shall be deemed to have been confirmed, including the applicable Holder Redemption Price and the Holder Redemption Date and the Corporation shall be deemed to have made an election to make the payment entirely in shares of Common Stock. Each Holder of Series A Preferred Stock that delivers notice to the Corporation prior to the date that is three (3) Trading Days after delivery of the Corporation Notice shall have the right to participate in such redemption, on a pro rata basis to the extent that the aggregate number of shares requested for redemption exceeds the limits set forth in Section 9(a)(i). Notwithstanding anything to the contrary in Section 9(a)(i), in the event that (1) the Corporation indicates in the Corporation Notice that it intends to pay the Holder Redemption Price in shares of Common Stock and (2) the Corporation by written notice to each Holder of Series A Preferred Stock delivered not later than 5:30 P.M. two Trading Days after the delivery of the Holder Redemption Notice to the Corporation, notifies each holder of Series A Preferred Stock that it wishes to delay payment of the Holder Redemption Price for a period specified therein not to exceed thirty (30) days from the applicable Holder Redemption Date if the Redemption Market Price (as defined below) is less than $7.00 (as adjusted for stock dividends, stock splits, stock combinations or other similar events), then, if the Redemption Market Price (as defined below) is less than $7.00 (as adjusted for stock dividends, stock splits, stock combinations or ---- other similar events), the Corporation may extend the date for payment of the Holder Redemption Price to the date specified in such notice
            (not to exceed thirty (30) days from the applicable Holder
            Redemption Date).

                        (iii) Upon receipt of payment of the Holder Redemption
            Price, each Holder will deliver the original certificate(s) evidencing the Series A Preferred Stock so redeemed to the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof. At any time on or prior to any Holder Redemption Date, the Holders may convert any or all of the shares of Series A Preferred Stock, and the Corporation shall honor any such conversions in accordance with the terms hereof.

                        (iv) Subject to Section 9(a)(v) below, in the event that the Corporation elects to pay the Holder Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as payment of the Holder Redemption Price shall be determined by dividing the total Holder Redemption Price then payable to such Holder by the Redemption Market Price (as defined below) as of the applicable Holder Redemption Date, and rounding up to the nearest whole share. Such shares shall be issued to such Holder in the same manner as dividend payment shares are issued pursuant to Section 3(f) above. The term "REDEMPTION MARKET PRICE" with respect to each series of Series A Preferred Stock, shall mean the lesser of (i) the applicable

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            Conversion Price and (ii) 95% of the arithmetic average of the
            Volume Weighted Average Prices of Common Stock for the fifteen (15) consecutive Trading Days immediately prior to the applicable Holder Redemption Date or Mandatory Redemption Date (or, in the case of a Holder Redemption Date, such later date selected by the Corporation pursuant to Section 9(a)(ii) which is not more than thirty (30) days from such Holder Redemption Date), as the case may be (not including such date), as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such fifteen (15) Trading Day period.

                        (v)   Notwithstanding anything to the contrary in
            Section 9(a)(iv) above, in the event that the Redemption Market Price is less than $7.00 (as adjusted for stock dividends, stock splits, stock combinations or other similar events), the Corporation shall have the option of paying the Holder Redemption Price by issuing to each applicable Holder (X) a number of shares of Common Stock equal to the total Holder Redemption Price then payable to such Holder divided by $7.00 (as adjusted for stock dividends, stock splits, stock combinations or other similar events), plus (Y) a warrant in the form of Annex A to this Amendment to State Series having a value equal to the difference between (1) the total Holder Redemption Price then payable to such Holder, minus (2) the product of (I) the number of shares of Common Stock delivered to the Holder pursuant to the immediately preceding clause (X) multiplied by (II) the Redemption Market Price, with the value of such warrant being determined using Black-Sholes and calculated using Bloomberg as follows: Volatility shall be deemed to be twenty-five (25), the interest rate shall be set at 3.5% and the OV function (American option) shall be used to calculate value.

                        (vi) Notwithstanding the foregoing, the Corporation may not pay the Holder Redemption Price by issuing Common Stock and/or warrants unless, (x) from the date of the Holder Redemption Notice through and including the Holder Redemption Date, the Equity Conditions are satisfied (or waived in writing by the applicable Holder) with respect to such Common Stock shares and all of the Underlying Shares issuable upon conversion or exercise in full of all the outstanding Series A Preferred Stock and Warrants (assuming and giving effect to the full exercise of all rights thereunder and without giving effect to any limitations on conversion or exercise contained therein) and (y) the arithmetic average of the Closing Prices for the ten (10) consecutive Trading Days prior to (and not including) the date that is three (3) Trading Days prior to the Holder Redemption Date is in excess of $4.00 (as adjusted for stock dividends, stock splits, stock combination, or other similar events).

            (b)   Mandatory Redemption.

                        (i) On the five year anniversary of the Original Issue Date of the Series A-1 Preferred Stock (the "MANDATORY REDEMPTION DATE"), the Corporation shall redeem all of the then outstanding Series A Preferred Stock at a price equal to 100% of the Stated Value of such shares of Series A Preferred

            Stock, plus all accrued but unpaid dividends thereon to the date of payment (the "MANDATORY REDEMPTION PRICE").

                  (ii) Subject to the conditions and limitations set forth below, the Corporation may pay the Mandatory Redemption Price (i) in cash or (ii) in Common Stock. The Corporation must deliver written notice (the "MANDATORY REDEMPTION NOTICE") to the Holders indicating the manner in which it intends to pay the Mandatory Redemption Price, if applicable, at least thirty (30) Trading Days prior to the Mandatory Redemption Date. Failure to timely provide such written notice shall be deemed an election by the Corporation to pay the Mandatory Redemption Price in cash.

                  (iii) Notwithstanding the foregoing, the Corporation may not pay the Mandatory Redemption Price by issuing shares of Common Stock unless, (x) from the date of the Mandatory Redemption Notice through and including the Mandatory Redemption Date, the Equity Conditions are satisfied (or waived in writing by the applicable Holder) with respect to such shares of Common Stock and all of the Underlying Shares issuable upon conversion or exercise in full of all the outstanding Series A Preferred Stock and Warrants (assuming and giving effect to the full exercise of all rights thereunder and without giving effect to any limitations on conversion or exercise contained therein) and (y) the arithmetic average of the Closing Prices for the ten (10) consecutive Trading Days prior to (and not including) the date that is three (3) Trading Days prior to the Mandatory Redemption Date is in excess of $4.00 (as adjusted for stock dividends, stock splits, stock combination, or other similar events).

                  (iv) In the event that the Corporation elects to pay the Mandatory Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder on the Mandatory Redemption Date shall be (i) determined by dividing the total Mandatory Redemption Price then payable to such Holder by the Redemption Market Price as of the Mandatory Redemption Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 3(f) above.

            (c) Minimum Price. Notwithstanding anything to the contrary in this Amendment to State Series, if the Corporation is prohibited from paying either the Holder Redemption Price or the Mandatory Redemption Price in Common Stock as a result of the failure to satisfy clause (y) of Section 9(a)(vi) or
Section 9(b)(iii), respectively, then the following shall apply.

                  (i) Except as specifically provided in Section 9(c)(ii) below, the Corporation shall pay the Holder Redemption Price or the Mandatory Redemption Price, as the case may be, in cash.

                  (ii) Each Holder shall have the right, but not obligation, to have the Redemption Market Price equal $4.00 and require the Corporation to pay all or part of the Holder Redemption Price or the Mandatory Redemption Price, as the case may be, in Common Stock. Such right shall be exercised by delivery of notice to such effect by the Holder to the Corporation delivered on or before 6:30 P.M. on the Trading Day prior to such Holder Redemption Date or Mandatory Redemption Date.

            (d) Limitation. Notwithstanding anything to the contrary in this Amendment to State Series, in no event shall the Corporation be permitted pursuant to this Section 9 and Section 3 above to issue a number of shares of common stock and/or warrants in payment of dividends or upon redemption in an aggregate amount (assuming the full exercise of any warrants so issued) in excess of 3,500,000 shares (as adjusted for any stock split, stock combination or similar event) (the "Share Cap"). In the event that the preceding sentence limits the number of shares that may be used in payment, the Corporation shall pay the applicable Dividend, Holder Redemption Price or the Mandatory Redemption Price, as the case may be, in cash. Notwithstanding the foregoing, the Share Cap shall be increased on a proportional basis (additional capital invested divided by $12,500,000 multiplied by 3,500,000) in the event of an additional payment of capital to the Corporation by a holder of Series A-1 Preferred pursuant to
Section 12 below, up to an aggregate maximum number of shares of 6,900,000 (as adjusted for any stock split, stock combination or similar event). In addition, the Share Cap will be increased proportionately (based upon the fully diluted outstanding capital stock of the Corporation) to the extent the Corporation issues Excluded Stock (as defined in (D) or (E) of the definition of Excluded Stock), and proportionately reduced in the event of any repurchase or redemption of shares of the Corporation's capital stock). Each holder of shares of Series A Preferred Stock shall have the right to waive the application of the provisions of this Section 9(d) as to itself only. The number of shares issuable in payment of dividends or upon redemption is also subject to the limitations provided in
Section 18 below.

      10.   Triggering Events.

            (a) At any time or times following the occurrence of a Triggering Event, each Holder shall have the option to elect, by notice to the Corporation (an "EVENT NOTICE"), to require the Corporation to repurchase all or any portion of (i) the Series A Preferred Stock then held by such Holder, at a price per share equal to the greater of (A) 115% of the Stated Value plus all accrued but unpaid dividends thereon through the date of payment, or (B) the product of (x) the Event Equity Value and (y) the Underlying Shares issuable upon conversion of such Series A Preferred Stock (including such accrued but unpaid dividends thereon) (without regard to any limitation on conversion or issuance of such shares), and (ii) any Underlying Shares previously issued to such Holder upon a conversion of Series A Preferred Stock issued by the Corporation within 30 Trading Days of such Triggering Event, at a price per share equal to the Event Equity Value of such Underlying Shares. The aggregate amount payable pursuant to the preceding sentence is referred to as the "EVENT PRICE." The Corporation shall pay in cash the aggregate Event Price to each Holder no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof such Holder shall deliver original certificates evidencing the shares of Series A Preferred Stock and Underlying Shares so repurchased to the Corporation (to the extent such certificates have been delivered to the Holder).

            (b) Upon the occurrence of any Bankruptcy Event, the Corporation shall immediately be obligated, without any further action by any Holder, to repurchase all outstanding shares of Series A Preferred Stock and all such Underlying Shares described in paragraph 10(a) at the Event Price pursuant to the preceding paragraph as if each Holder had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event.

      11. Voting Rights. Except as otherwise provided herein or as required by applicable law, the Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Series A Preferred Stock owned by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Without in any manner limiting the foregoing and for the purposes of clarity, in no event shall the number of votes each Holder is entitled to vote, when combined with the votes of any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder's pursuant to any state or federal insurance law applicable to the Corporation or Section 13(d) of the Exchange Act, exceed 9.999% of the total number of votes entitled to be cast on any matter of the Corporation brought to a vote of the stockholders of the Corporation, including, without limitation, the election of directors. Except as otherwise provided herein, in any relevant agreement or as required by applicable law, the holders of the Series A Preferred Stock and Common Stock, respectively, shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Amendment to State Series (whether by merger, reorganization, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Change of Control senior to or otherwise pari passu with the Series A Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders (whether by merger, reorganization, consolidation or otherwise), (d) increase the authorized number of shares of Series A Preferred Stock, (e) redeem, repurchase or otherwise acquire any share of Junior Securities, or (f) enter into any agreement with respect to the foregoing.

      12.   Increase in Stated Value.

            (a) At any time and from time to time, the Corporation may require each Holder of shares of Series A-1 Preferred Stock to make an additional capital contribution to the Corporation (each a "Capital Call") in an amount per share of Series A-1 Preferred Stock held by such Holder equal to $500 less any amounts previously paid to the Corporation pursuant to this Section 12(a) and
Section 12(b) below in respect of such share. In order to exercise its right under this Section 12(a), the Corporation shall deliver a written notice (the "Call Notice") to each Holder of Series A-1 Preferred Stock indicating the amount per share of such Capital Call. The amount of the Capital Call must be the same for each then outstanding share of Series A-1 Preferred Stock, provided that to the extent any Holder has exercised its rights pursuant to

Section 12(b) below, the Capital Call shall be made proportionately to each other Holder until all Holders have made total aggregate payments to the Corporation pursuant to this Section 12 in an equal amount per share of Series A-1 Preferred Stock. A Call Notice may only be delivered for aggregate amounts of not less than $3,125,000 (or, if less, the aggregate amount then available for call by the Corporation) and each Call Notice must (i) be delivered to each Holder of Series A-1 Preferred Stock, (ii) set forth the portion of the aggregate amount to be paid by each such Holder and (iii) must certify that each of the conditions set forth in Section 12(c) below have been satisfied. Subject to the satisfaction of the conditions set forth in Section 12(c) below, each Holder shall pay to the Corporation in cash its applicable Capital Call amount within fifteen (15) Trading Days of its receipt of the Call Notice.

            (b) At any time and from time to time, each Holder of shares of Series A-1 Preferred Stock may, at its option, make an additional capital contribution to the Corporation (each a "Capital Contribution") in an amount per share of Series A-1 Preferred Stock held by such Holder of up to, in the aggregate, $500 less any amounts previously paid to the Corporation pursuant to this Section 12(b) and Section 12(a) above in respect of such share. In order to exercise its right under this Section 12(b), the Holder shall pay to the Corporation in cash its applicable Capital Contribution.

            (c) The obligation of a Holder of Series A-1 Preferred Stock to comply with a Capital Call and make a capital contribution to the Corporation pursuant to Section 12(a) above is subject to the satisfaction of the following conditions:

                  (i) the Volume Weighted Average price of the Common Stock for each of the fifteen (15) Trading Days prior to the date of receipt of the Call Notice, and for each of the fifteen (15) Trading Days following the date of receipt of the Call Notice, must equal or exceed $6.00 (as adjusted for any stock dividends, stock splits, stock combinations or similar events);

                  (ii) the average daily trading volume of the Common Stock on the Trading Market for the fifteen (15) Trading Days prior to the date of receipt of the Call Notice, and for each of the fifteen (15) Trading Days following the date of receipt of the Call Notice, must equal or exceed twenty thousand (20,000) shares (as adjusted for any stock dividends, stock splits, stock combinations or similar events);

                  (iii) the Common Stock shall be traded on the New York Stock
            Exchange and such trading shall not have been suspended or revoked;

                  (iv) the applicable Call Notice must have been delivered to each Holder of Series A Preferred Stock; and

                  (v) the Equity Conditions are satisfied at such time with respect to the Underlying Shares issuable upon conversion in full of all the outstanding Series A Preferred Stock and the exercise of all outstanding Warrants (assuming and giving effect to the full exercise of all rights thereunder and without giving effect to any limitations on conversion or exercise contained therein)

            (d)   Upon any payment of cash to the Corporation in accordance with
Section 12(a) or Section 12(b) above, (i) the Stated Value of the applicable share of Series A-1 Preferred Stock shall be immediately deemed to have increased by the amount of such payment and (ii) the Corporation shall deliver to each Holder of Series A-1 Preferred Stock making such a payment an Additional Warrant in respect of such payment.

      13. Charges, Taxes and Expenses. Issuance of certificates for shares of Series A Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series A Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or Series A Preferred Stock in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series A Preferred Stock or receiving Underlying Shares in respect of the Series A Preferred Stock.

      14. Replacement Certificates. If any certificate evidencing Series A Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe. Sections 8(c) and 8(d) shall in no manner limit the provisions of this Section 14.

      15. Reservation of Underlying Shares. The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series A Preferred Stock (taking into account any adjustments made pursuant to Sections 8(e) and 16), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Corporation covenants that it shall use its best efforts to satisfy each of the Equity Conditions with respect to all of the Underlying Shares issuable upon conversion in full of all the outstanding Series A Preferred Stock and the exercise of all outstanding Warrants (assuming the full exercise of all rights thereunder and without giving effect to any limitations on conversion or exercise contained therein).

      16. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 16.

            (a) Stock Dividends and Splits. If the Corporation, at any time while Series A Preferred Stock are outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than regular dividends on the Series A Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price for each series of Series A Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

            (b) Pro Rata Distributions. If the Corporation, at any time while Series A Preferred Stock are outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any cash or other asset (in each case, "DISTRIBUTED PROPERTY"), then in each such case the applicable Conversion Price for each series of Series A Preferred Stock in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Conversion Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Corporation's independent certified public accountants that regularly examine the financial statements of the Corporation (an "APPRAISER"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the applicable Conversion Price, at the request of any Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Corporation will deliver to such Holder, within five (5) Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which such Holder's Series A Preferred Stock could have been converted immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any conversion of Series A Preferred Stock that occurs after such record date, such Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of

Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

            (c) Fundamental Transactions. If, at any time while at least 1,000 shares of Series A Preferred Stock are outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person and the Corporation is not the surviving entity, (ii) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 16(a) above) (in any such case, a "FUNDAMENTAL TRANSACTION"), then upon any subsequent conversion of Series A Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the determination of the applicable Conversion Price for each series of Series A Preferred Stock shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph
(c) and insuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

            (d) Calculations. All calculations under this Section 16 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

            (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 16, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation's Transfer Agent.

            (f) Notice of Corporate Events. If the Corporation (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Corporation will take all steps reasonably necessary in order to insure that each Holder is given the practical opportunity to convert its Series A Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

      17.   Change of Control.

            (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." As long as at least 1,000 shares of Series A Preferred Stock are outstanding, prior to the consummation of any (i) sale of all or substantially all of the Corporation's assets to an acquiring Person or (ii) other Organic Change following which the Corporation is not a surviving entity, the Corporation will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") a written agreement (in form and substance reasonably satisfactory to the Holders of at least a majority of the Series A Preferred Stock then outstanding) to deliver to each Holder of Series A Preferred Stock in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Series A Preferred Stock (including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Series A Stock Liquidation Preference held by such Holder) and reasonably satisfactory to the Holders of at least a majority of the Series A Preferred Stock then outstanding. Prior to the consummation of any other Organic Change, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to the Holders of at least a majority of the Series A Preferred Stock then outstanding) to insure that each of the Holders of the Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Series A Preferred Stock such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Series A Preferred Stock as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock).

            (b) Optional Redemption Upon Change of Control. In addition to the rights of the Holders of Series A Preferred Stock under Section 17(a), upon a Change of Control of the Corporation each Holder of Series A Preferred Stock shall have the right, at such Holder's option during the time period described below in this paragraph, to require the Corporation to redeem all or a portion of such Holder's Series A Preferred Stock at a price per share of Series A Preferred Stock equal to the greater of (A) 115% of the Stated Value plus all accrued but unpaid dividends thereon through the date of payment, or (B) the product of (x) 115% of the Event Equity Value and (y) the Underlying Shares issuable upon conversion of such Series A Preferred Stock (including such accrued but unpaid dividends thereon) (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) (the "CHANGE OF CONTROL REDEMPTION PRICE"). No sooner than sixty (60) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF CHANGE OF CONTROL") to each Holder of Series A Preferred Stock. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control) and ending on the date of such Change of Control, any Holder of the Series A Preferred Stock then outstanding may require the Corporation to redeem all or a portion of the Holder's Series A Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION UPON CHANGE OF CONTROL") to the Corporation, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Series A Preferred Stock that such Holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 17(b). Upon the Corporation's receipt of a Notice(s) of Redemption Upon Change of Control from any Holder of Series A Preferred Stock, the Corporation shall promptly, but in no event later than two (2) Trading Days following such receipt, notify each Holder of Series A Preferred Stock by facsimile of the Corporation's receipt of such Notice(s) of Redemption Upon Change of Control. The Corporation shall deliver the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control. Payments provided for in this Section 17(b) shall have priority to payments to other stockholders in connection with a Change of Control.

      18. Limitation on Conversion. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Holder upon any conversion of Series A Preferred Stock (or otherwise in respect of the Series A Preferred Stock) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

      19. Fractional Shares. The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Series A Preferred Stock. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of Series A Preferred Stock, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

      20. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 400 East Anderson Lane, Austin, Texas 78752-1224, facsimile:
512-836-9334, Attention: President, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation's stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

      21.   Miscellaneous.

            (a) The headings herein are for convenience only, do not constitute a part of this Amendment to State Series and shall not be deemed to limit or affect any of the provisions hereof.

            (b) No provision of this Amendment to State Series may be amended, except in a written instrument signed by the Corporation and Holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

            (c) To the extent not otherwise provided herein, in the event of any stock split, subdivision, dividend or distribution payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Amendment to State Series to a number of shares or a price per share shall be amended to appropriately account for such event.

            (d) Any of the rights of the Holders of Series A Preferred Stock set forth herein, including any Equity Conditions, Triggering Events or any other similar conditions for the Holders' benefit, may be waived by the affirmative vote of Holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Amendment to State Series shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      FOURTH: The Amendment was adopted on June 1, 2004.

      FIFTH: This Amendment was duly adopted by the Board of Directors of the Corporation.

      The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing and to which the Secretary of State may deliver notice if filing of this document is refused, are: David A. Thayer, Esq., Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202, (303) 573-1600.

                                                                       EXHIBIT A

                             ADDITIONAL DEFINITIONS

      "ADDITIONAL UNITS" means, collectively, (i) one share of Series A-2 Preferred Stock and (ii) a warrant to acquire a number of shares of Common Stock, with respect to each Additional Unit issuable upon the exercise of the Unit Warrants, equal to the Stated Value of each share of Series A-2 Preferred Stock divided by the conversion price for such share, multiplied by 27.5%.

      "ADDITIONAL WARRANT" means a warrant, in the form of Exhibit C to the Purchase Agreement, to acquire a number of shares of Common Stock equal to the product of .037984 and the amount of any additional capital contribution made to the Corporation by a holder of Series A-1 Preferred Stock pursuant to Section 12(a) or Section 12(b) of this Amendment to State Series.

      "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

      "BANKRUPTCY EVENT" means any of the following events: (a) the Corporation or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

      "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

      "CAPITAL LEASE" means, with respect to the Corporation and its Subsidiaries, any lease of any property that is, in accordance with GAAP, classified and accounted for as a capital lease on a consolidated balance sheet of the Corporation and its Subsidiaries.

      "CHANGE OF CONTROL" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half of the Corporation's outstanding securities; (ii) a replacement of more than one-half of the members of the Corporation's board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Corporation or any Subsidiary or a sale of more than one-half of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation's securities prior to the first such transaction continue to hold at least one-half of the securities of the surviving entity or acquirer of such assets;
(iv) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of more than one-half of the outstanding equity interests of the Corporation; (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation, or (vi) the execution by the Corporation or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

      "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Corporation, the cost of which shall be paid by the Corporation.

      "COMMON EQUITY" means, collectively, (i) the Common Stock and (ii) the Class B common stock of the Corporation, of no par value per share, and any securities into which such shares may hereafter be reclassified.

      "COMMON STOCK EQUIVALENTS" shall mean, collectively, Options and Convertible Securities.

      "CONTINGENT OBLIGATION" means, with respect to any Person, without duplication, any obligation, contingent or otherwise under GAAP, of such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other payment obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by agreement to keep well, to purchase assets, goods, securities or services or to take-or-pay), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business obligations.

      "CONVERTIBLE SECURITIES" shall mean any evidence of indebtedness, shares, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Equity.

      "DEBT" means, with respect to the Corporation and its Subsidiaries at any date and without duplication, any of the following: (i) all Debt for Money Borrowed; (ii) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than 60 days past due; (iii) all obligations of any such Person secured by a Lien on any asset of the Corporation and its Subsidiaries; (iv) all Contingent Obligations of any such Person, including any asserted claim with respect to any indemnified matter; (v) obligations in the form of earn-out obligations to be paid in cash; (vi) all obligations of any such Person under Capital Leases; (vii) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any reimbursement obligation with respect thereto; (viii) all obligations incurred by any such Person pursuant to Hedging Agreements; (ix) any synthetic lease or other lease obligations of such Person;
(x) any obligations of such Person in respect of off-balance-sheet agreements or transactions that are in the nature of, or in substitution of, financings; (xi) any other item that would be required to be classified as a liability in an audited financial statement under GAAP (other than the total policy and reinsurance liabilities including by way of illustration and not of limitation, future policy benefit reserves, dividend accumulations, premium deposits, policy claims payable, other policyholders' funds and deposits with insurance regulators, each as reflected in the Corporation's Consolidated Statements of Financial Position and judgments subject to appeal and bonded); and (xii) any indebtedness or other obligations of any other Person of the type specified in any of the foregoing classes, the payment or collection of which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, including liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss.

      "DEBT FOR MONEY BORROWED" means, with respect to the Corporation and its Subsidiaries at any date and without duplication, any of the following: (i) all liabilities, obligations and indebtedness for borrowed money, including obligations evidenced by bonds, debentures, notes or other similar instruments of any Person; (ii) all obligations of any Person as lessee under Capital Leases; (iii) all Contingent Obligations of any such Person with respect to Debt for Money Borrowed; and (iv) all obligations, contingent or otherwise, of any such Person relative to the unexpired face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person.

      "ELIGIBLE MARKET" means the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market.

      "EVENT EQUITY VALUE" means 115% of the arithmetic average of the Closing Prices for the five Trading Days preceding either (a) the date of delivery of the notice requiring payment of the Event Equity Value, or (b) the date on which such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) is paid in full, whichever is greater.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCLUDED STOCK" means any shares of Common Stock issued or issuable (A) upon exercise, conversion or exchange of any Common Stock Equivalents described in Schedule 3.1(g) to the Purchase Agreement (provided that such exercise, conversion or exchange occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise, conversion or exchange price or ratio is described in such schedule); (B) to officers, directors, employees or consultants of the Corporation pursuant to restricted stock issuances, stock grants or stock options, in each case pursuant to any contract, plan or other arrangement by the board of directors of the Corporation; (C) in connection with any strategic partnership or joint venture with a Person or other investment in the Corporation by a Person in each case who is not engaged in the business of investing in companies and the primary purpose of which is not to raise capital for the Corporation or any Subsidiary;
(D) in connection with a transaction involving a merger or acquisition of an entity, business or assets, that (i) does not result in either (x) a Change of Control of the Corporation or (y) a change in the principal line of business of the Corporation and (ii) is not principally for the purpose of obtaining cash; or (E) pursuant to a registered firm commitment underwritten public offering (other than 10% of such securities as provided in Section 4.7(d) of the Purchase Agreement).

      "GAAP" means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Corporation and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Corporation; provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

      "HEDGING AGREEMENT" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or modified.

      "OPTIONS" means any rights, warrants or options to subscribe, directly or indirectly for or purchase Common Equity or Convertible Securities (taking into account all Securities that can be issued under the Transaction Documents and assuming that prior to the issuance of the Series A-2 Preferred Stock the conversion price is equal to $7.00 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar events)).

      "PERSON" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "PERMITTED SUBORDINATED DEBT" means Debt that (x) is expressly subordinate to the Series A Preferred Stock in right of payment, whether with respect to dividends or upon liquidation or dissolution, or otherwise, pursuant to a subordination agreement substantially in the form attached as Exhibit G to the Purchase Agreement and (y) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after the Mandatory Redemption Date.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement among the Corporation and the other parties set forth on the signature pages thereto.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SHARES" means (i) an aggregate of 25,000 shares of Series A-1 Preferred Stock purchased pursuant to the Purchase Agreement, and (ii) an aggregate of 5,000 shares of Series A-2 Preferred Stock, which may be purchased upon the exercise of the Unit Warrants.

      "SUBSIDIARY" means any Person in which the Corporation, directly or indirectly, owns capital stock or holds an equity or similar interest.

      "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted, and traded, on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted, and traded, on any Eligible Market, then any Business Day.

      "TRADING MARKET" means the New York Stock Exchange or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

      "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Warrants, the Amendment to State Series, the Transfer Agent Instructions, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder and thereunder.

      "TRIGGERING EVENT" means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five Trading Days (which need not be consecutive Trading Days); (c) the Corporation fails for any reason to deliver a certificate evidencing any Securities to a Purchaser (as defined in the Purchase Agreement) within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason; (d) the Corporation fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants, the Additional Units or any conversion of convertible Securities; (e) at any time after the Required Effectiveness Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (f) the Corporation effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock; (g) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 60 days; (h) the Corporation fails to make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Corporation by a Purchaser; (i) the issuance of a Going Concern Opinion; (j) the Corporation breaches Section 4.14 or 4.15 of the Purchase Agreement; or (k) the Corporation defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of 10 days after the date on which notice of such default is first given to the Corporation by a Purchaser (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 10 days).

      "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants to purchase Common Stock (including the Warrants issuable upon exercise of the Unit Warrants) and in satisfaction of any other obligation of the Corporation to issue shares of Common Stock pursuant to the Transaction Documents.

      "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers.

      "UNIT WARRANT" means an Additional Unit warrant, in the form of Exhibit F to the Purchase Agreement.

      "VOLUME WEIGHTED AVERAGE PRICE" means, with respect to any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such Trading Day or for such period on an Eligible Market as reported by Bloomberg, L.P., or any successor performing similar functions.

      "WARRANTS" means collectively, (i) all warrants exercisable, either directly or indirectly, for Common Stock issuable pursuant to the Purchase Agreement and/or this Amendment to State Series, including, without limitation, the warrants to purchase Common Stock included in the Initial Units, the Additional Warrants, the warrants to purchase Common Stock issuable upon exercise of the Unit Warrants and the warrant in the form of Annex A to this Amendment to State Series and (ii) the Unit Warrants.

                                                                       EXHIBIT B

                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Series A Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, of no par value per share (the "COMMON STOCK"), of Citizens, Inc., a Colorado corporation (the "CORPORATION"), according to the conditions hereof, as of the date written below.
                            ____________________________________________________
                            Date to Effect Conversion

                            ____________________________________________________
                            Number of shares of Series A Preferred Stock owned prior to Conversion

                            ____________________________________________________
                            Number of shares of Series A Preferred Stock to be Converted

                            ____________________________________________________
                            Stated Value of shares of Series A Preferred Stock to be Converted (including [_______________ OF DIVIDENDS ADDED UNDER SECTION 3(b) OF THE AMENDMENT TO STATE SERIES AND] _______ added under Section 2(d) of the Registration Rights Agreement)

                            ____________________________________________________
                            Number of shares of Common Stock to be Issued

                            ____________________________________________________
                            Applicable Conversion Price

                            ____________________________________________________
                            Number of shares of Series A Preferred Stock subsequent to Conversion

                            ____________________________________________________
                            Name of Holder
                            By: ________________________________________________
                            Name: ______________________________________________
                            Title: _____________________________________________

                                     ANNEX A

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

                                 CITIZENS, INC.

                                     WARRANT

Warrant No. D/R-[ ]                                       Dated: _____ __, 200__

      Citizens, Inc., a Colorado corporation (the "COMPANY"), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the
"HOLDER"), is entitled to purchase from the Company up to a total of [    ]
shares of Class A common stock (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an
exercise price equal to $[    ](1) per share (as adjusted from time to time as
provided in Section 9, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including the seven (7) year anniversary of the date hereof (the "EXPIRATION DATE"), and subject to the following terms and conditions. This Warrant (this "WARRANT") is one of a series of similar warrants issued pursuant to the Amendment to State Series to the Company's Restated and Amended Articles of Incorporation dated as of July __, 2004. All such warrants are referred to herein, collectively, as the "WARRANTS."

      1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in that certain Securities Purchase Agreement, dated as of July __ 2004, by and among the Company and the Purchasers identified therein.

      2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the

----------------------------
(1) 110% of the arithmetic average of the Volume Weighted Average Prices of Common Stock for the fifteen (15) consecutive Trading Days immediately prior to the date of issuance, but in no event lower than $7.00 per share (as adjusted for stock dividends, stock splits, stock combinations or other similar events).

record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

      3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

      4.    Exercise and Duration of Warrant.

            (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis (if then permitted) at 6:30 P.M. New York City time on the Expiration Date.

            (b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the "EXERCISE NOTICE"), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a "cashless exercise" if so indicated in the Exercise Notice and if a "cashless exercise" may occur at such time pursuant to Section 10 below) and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "EXERCISE DATE." The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

      5.    Delivery of Warrant Shares.

            (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the

Securities Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

            (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

            (c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third Trading Day the date on which delivery of such certificate is required by this Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a "BUY-IN"), then in the Holder's sole discretion, the Company shall within three Trading Days after the Holder's request, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

            (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

      6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant

Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

      7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

      8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

      9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.


            (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

            (b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "APPRAISER"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which this Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of this Warrant that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

            (c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.

The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the tenth (10th) day after the consummation of such Change of Control, the Company (or any such successor or surviving entity) will purchase this Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

            (d)   Subsequent Equity Sales.

                  (i) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "COMMON STOCK EQUIVALENTS") at an effective net price (excluding customary investment banking fees) to the Company per share of Common Stock (the "EFFECTIVE PRICE") less than the Exercise Price (as adjusted hereunder to such date), then the Exercise Price shall be reduced to equal the product of (A) the Exercise Price in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents times (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock which the aggregate Effective Price of the Common Stock issued (or deemed to be issued) would purchase at the Exercise Price, and the denominator of which is the aggregate number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "DEEMED NUMBER") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

                  (ii) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such

      Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

                  (iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any Excluded Stock.

            (e) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

            (f) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

            (g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

            (h) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

      10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, if the Registration Statement is not effective as of the Exercise Date (which shall not be before the 120th day after the Closing Date) or as of the Expiration Date, the Holder may then satisfy its obligation to pay the Exercise Price through a

"cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                            X = Y [(A-B)/A]
                  where:

                            X = the number of Warrant Shares to be issued to the Holder.

                            Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                            A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                            B = the Exercise Price.

            For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

      11. Limitation on Exercise. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act does not exceed 9.99% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

            (b) Notwithstanding anything to the contrary contained herein, the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 6,986,734 shares (the "ISSUABLE MAXIMUM"), unless the Company obtains shareholder approval in accordance with the rules and regulations of the Trading Market. If, at the time any Holder requests an exercise of any of the Warrants, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing
Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such exercise a number of shares of Common Stock not exceeding such Holder's pro-rata portion of the Issuable Maximum (based on such Holder's share (vis-a-vis other Holders) of the aggregate purchase price paid under the Purchase Agreement and taking into account any Warrant Shares previously issued to such Holder), and the remainder of the Warrant Shares issuable in connection with such exercise or conversion (if any) shall constitute "Excess Shares" pursuant to Section 11(c) below. For the purposes hereof, "ACTUAL MINIMUM" shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants, ignoring any limits on the number of shares of Common Stock that may be owned by a Holder at any one time.

            (c) In the event that any Holder's receipt of shares of Common Stock upon exercise of this Warrant is restricted based on the Issuable Maximum, the Company shall either: (i) use best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is reasonably possible, but in any event not later than the 60th day after the event giving rise to such Excess Shares, or (ii) within five Trading Days after such event, pay cash to such Holder, as liquidated damages and not as a penalty, in an amount equal to the Black Scholes value of this Warrant with respect to the portion of this Warrant which is unexercisable due to the Issuable Maximum after giving effect to the limitations in Section 11(b), measured as of the date of such event or, if greater, the date of payment (such difference, the "CASH AMOUNT"). No shares of Common Stock that were issued pursuant to the Transaction Documents may be entitled to vote to approve the issuance of such Excess Shares. If the Company elects the first option under the first sentence of this Section 11(c) and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such event, then within five Trading Days after such 60th day, the Company shall pay the Cash Amount to such Holder, as liquidated damages and not as a penalty. The portion of this Warrant in respect of which the Cash Amount has been paid shall be cancelled and retired and the Company shall have no further obligation with respect thereto.

      12. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

      13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day,
(iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.

      14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

      15.   Miscellaneous.

            (a) Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

            (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

            (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE

EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND HOLDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

            (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

            (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                            SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                            CITIZENS, INC.

                            By: /s/ Mark A. Oliver
                            Name: Mark A. Oliver
                            Title: President

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Citizens, Inc.

The undersigned is the Holder of Warrant No. _______ (the "WARRANT") issued by Citizens, Inc., a Delaware corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1. The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2. The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3. The Holder intends that payment of the Exercise Price shall be made as (check one):

                  ____  "Cash Exercise"

                  ____  "Cashless Exercise"

4. If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5. Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6. Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ___________, ______              Name of Holder:

                                        (Print) ________________________________

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)

                               FORM OF ASSIGNMENT

      [To be completed and signed only upon transfer of Warrant]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Citizens, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Citizens, Inc. with full power of substitution in the premises.

Dated: ___________, ______

                                        ________________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)

                                        ________________________________________
                                        Address of Transferee

                                        ________________________________________

                                        ________________________________________

In the presence of:

__________________________

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